Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
April 15, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. ANNOUNCES
2011 FIRST QUARTER FINANCIAL RESULTS RELEASE DATE
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, APRIL 15, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) has scheduled its 2011 first quarter financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, May 10, 2011. The Partnership has also scheduled a conference call to discuss the results for Wednesday, May 11, 2011 at 9:00 a.m. EDT.

The telephone number to access the conference call is 719-325-2249 or toll-free 888-437-9364. The passcode for the call is 1885876. We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EDT.

For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EDT on May 11, 2011 through 12:00 p.m. EDT on May 25, 2011. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 188576. The conference call will also be webcast live on the Internet and can be accessed by going to the Chesapeake Midstream Partners website at www.chkm.com in the "Events" subsection of the "Investors" section of the website. An archive of the conference call webcast will also be available on the website.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  Further information is available at www.chkm.com, where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACT:	MEDIA CONTACTS:	CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Jim Gipson	900 N.W. 63rd Street
(405) 935-6224	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154